Exhibit 5.2

May 12, 2008

JA Solar Holdings Co., Ltd.

Jinglong Group Industrial Park

Jinglong Street

Ningjin, Hebei Province 055550

The People’s Republic of China

Re:	JA Solar Holdings Co., Ltd.

Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as special United States counsel to JA Solar Holdings Co., Ltd., an exempted company incorporated under the laws of the Cayman Islands (the “Company”), in connection with the Registration Statement on Form F-3 (the “Registration Statement”), to be filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the issuance and sale from time to time by the Company, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of the following securities of the Company: (i) debt securities, which may be issued in one or more series (the “Debt Securities), under one or more indentures relating thereto (the “Indenture” or “Indentures”), proposed to be entered into between the Company and The Bank of New York, as Trustee (the “Trustee”); and (ii) ordinary shares, par value $0.0001 per share, which may be traded in the form of American Depositary Shares (“Ordinary Shares”). The Debt Securities and Ordinary Shares are collectively referred to herein as the “Offered Securities.”

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(a)	the Registration Statement relating to the Offered Securities;

(b)	the form of Indenture between the Company and the Trustee filed as an exhibit to the Registration Statement; and

(c)	certain resolutions adopted by the Board of Directors of the Company (the “Board of Directors”) relating to the registration of the Offered Securities and related matters.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials,

certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as electronic, certified, conformed, photostatic or facsimile copies and the authenticity of the originals of such latter documents. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, including the Company, have been duly organized and are and will continue to be validly existing and in good standing under the laws of their respective jurisdictions of incorporation or organization, and had or will have the power, corporate or other, to enter into and perform all obligations thereunder. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

We have assumed that the Indentures and any supplemental indentures thereto will be duly authorized, executed and delivered by the Trustee, and that any Debt Securities that may be issued will be authenticated by duly authorized officers of the Trustee. In addition, we have also assumed that the terms of the Offered Debt Securities (as defined below) will have been established so as not to violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or its properties are subject, (ii) any law, rule or regulation to which the Company is subject, (iii) any judicial or regulatory order or decree of any governmental authority, or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority.

We have also assumed that (i) the Company has duly authorized the filing of the Registration Statement under all applicable laws (other than the laws of the State of New York); (ii) prior to the issuance of any Debt Securities, the Company will have duly authorized the issuance and terms of the Debt Securities under all applicable laws (other than the laws of the State of New York); (iii) prior to the issuance of any Debt Securities, each of the Indentures, any supplemental indentures thereto and each note or other executed document evidencing Debt Securities, will be duly authorized, executed and delivered by the Company under all applicable laws (other than the laws of the State of New York); (iv) New York law will be chosen as the governing law of the Indentures, any supplemental indentures there to and any Debt Securities issued thereunder and such choice of New York law will be legal and valid under the laws of other applicable jurisdictions; (v) the execution and delivery by the Company of each of the Indentures, any supplemental indentures thereto, and each other executed document evidencing Debt Securities and the performance by the Company of its obligations thereunder will not violate or conflict with any applicable laws (other than the laws of the State of New York); (vi) the choice of currencies other than the U.S. dollars in which the Debt Securities may be denominated does not contravene any exchange control or other laws to which the Company is subject; and (vii) the Company has and will have otherwise complied with all aspects of all applicable laws (other than the laws of the State of New York) in connection with the issuance of the Debt Securities as contemplated by the Registration Statement.

Our opinions set forth herein are limited to the laws of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-opined law on the opinions herein stated. The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

In addition, we bring to your attention Title 16 of the New York General Obligations Law (the “GOL”). Title 16 of the GOL provides, among other things, that on the implementation from time to time of Economic and Monetary Union in the Member States of the European Union in accordance with the Treaty on European Union by the adoption of participating Member States of a single currency (the “Euro”), if the subject or medium of payment of a contract, security or instrument is a currency that has been substituted or replaced by the Euro, the Euro will be a commercially reasonable and substantial equivalent that may be either (a) used in determining the value of such currency or (b) tendered in accordance with the regulations adopted by the Council of the European Union. In addition, Title 16 of the GOL provides that none of (i) the introduction of the Euro, (ii) the tendering of Euros in connection with any obligation in accordance with clauses (a) or (b) of the immediately preceding sentence, (iii) the determining of the value of any obligation in accordance with clauses (a) or (b) of the immediately preceding sentence or (iv) the calculating or determining of the subject or medium of payment of a contract, security or instrument with reference to interest rate or other basis has been substituted and replaced due to the introduction of the Euro and that is a commercially reasonable substitute and substantial equivalent, shall have either the effect of discharging or excusing performance under any contract, security or instrument or give a party the right to unilaterally alter or terminate any contract, security or instrument. Title 16 of the GOL further provides that its provisions shall not alter or impair and shall be subject to any agreements concerning the Euro between the parties. We note, however, that to the best of our knowledge, there has been no judicial consideration of Title 16 of the GOL by a New York court and, in the absence of any judicial authority, we are unable to express a view as to the interpretation or application a New York court may give to Title 16 of the GOL.

Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that, with respect to any series of Debt Securities (the “Offered Debt Securities”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act and the applicable Indenture has been qualified under the Trust Indenture Act of 1939, as amended; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Debt Securities and related matters; (v) each Indenture and any supplemental indenture in respect of such Offered Debt Securities has been duly authorized, executed and delivered by each party thereto; (vi) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Debt Securities so as not to violate any applicable law, the organizational documents of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vii) the Offered Debt Securities have been duly executed and authenticated in accordance with the provisions of the applicable Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Debt Securities and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities, when issued and sold in accordance with the applicable Indenture, any supplemental indenture to be entered into in connection with the issuance of such Debt Securities and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain remedies, (d) the waivers of any usury defense contained in the Indentures which may be unenforceable, (e) requirements that a claim with respect to any Offered Debt Securities denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (f) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom

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